Exhibit 10.46
Form as of 2/25/20

THERMO FISHER SCIENTIFIC INC.

RESTRICTED STOCK UNIT AGREEMENT

Granted Under
the [Name of Equity Plan]

1. Award of Restricted Stock Units.

This agreement (the “Agreement”) sets forth the terms and conditions of an award by Thermo Fisher Scientific Inc., a Delaware corporation, on _____________, 20__ (the "Award Date") to _____________________ (the “Participant”) of ______ restricted stock units of the Company (individually, an “RSU” and collectively, the “RSUs” or the “Award”). Each RSU represents the right to receive one share of common stock, $1.00 par value, of the Company (“Common Stock”) pursuant to the terms, conditions and restrictions set forth in this Agreement and in the Company’s [Name of Equity Plan] (the “Plan”). The shares of Common Stock that are issuable in connection with the RSUs are referred to in this Agreement as Shares. Capitalized terms used in this Agreement and not otherwise defined shall have the same meaning as in the Plan.

2. Time-Based Vesting.

Except as otherwise provided in paragraphs (b) through (d) of Section 3, the RSUs shall vest as to 15% of the original number of RSUs on the date that is six months following the Award Date (the “First Vesting Date”), as to an additional 25% of the original number of RSUs on the first anniversary of the First Vesting Date (the “Second Vesting Date”), as to an additional 30% of the original number of RSUs on the second anniversary of the First Vesting Date (the “Third Vesting Date”), and as to an additional 30% of the original number of RSUs on the third anniversary of the First Vesting Date (the “Final Vesting Date” and each of the First Vesting Date, Second Vesting Date, Third Vesting Date and Final Vesting Date a “Vesting Date”) provided that on each such Vesting Date, the Participant is, and has been at all times since the Award Date, an employee, officer or director of, or consultant or advisor to, the Company (an “Eligible Participant”).

3. Additional Vesting Provisions.

(a) Termination of Relationship with the Company. In the event that the Participant ceases to be an Eligible Participant for any reason not described in paragraphs (b) through (d) below, RSUs that have not previously vested shall be immediately forfeited to the Company.

Exhibit 10.46
(b) Death or Disability. In the event that the Participant's employment with the Company is terminated by reason of death or Disability prior to the Final Vesting Date, the RSUs that have not previously vested shall vest 100% upon the date of such termination due to death or Disability.

(c) Change in Control Event. In the event that the Participant’s employment or service is terminated by the Company due to a Qualifying Termination (defined in Section 5(c) below) within 18 months after a Change in Control Event that occurs prior the Final Vesting Date, the RSUs that have not previously vested shall vest 100% upon the date of such termination.

(d) Retirement. If the Participant Retires from the Company prior to the Final Vesting Date, the RSUs that have not previously vested shall vest 100% upon the effective date of such Retirement, provided that the Retirement date occurs at least two years after the Award Date.

(e) Discharge for Cause. In the event that the Participant is discharged by the Company for Cause (as defined below), all unvested RSUs and all vested RSUs that have not been delivered in accordance with Section 4 below shall terminate immediately upon the effective date of such discharge. The Participant shall be considered to have been discharged for Cause if the Company determines, within thirty (30) days after the Participant's resignation, that discharge for Cause was warranted.

4. Delivery of Shares

(a) The Company shall deliver the Shares that become issuable pursuant to an RSU within the sixty (60) day period following the date the RSUs vest pursuant to Sections 2 or 3 above.

(b) The Company shall not be obligated to deliver Shares to the Participant unless the issuance and delivery of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable federal or state securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

5. Meaning and Use of Certain Terms.

For purposes of this Agreement,

(a) “Change in Control Event” has the meaning ascribed to it in the Plan, except that for purposes of Section 4, the liquidation of the Company shall not be treated as a Change in Control Event. Payments in connection with the liquidation of the Company shall be made only as permitted under Section 409A of the Treasury Regulations Code (“Section 409A”).

(b) “Disability” or “Disabled”. A Participant shall be deemed to be disabled at such time as the Participant is receiving disability benefits under the Company's Long Term

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Disability Coverage, as then in effect; provided however that the Participant shall not be treated as Disabled unless the disability is described under Section 409A.

(c) “Qualifying Termination”. A Participant has a Qualifying Termination if the Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason and such termination results in a separation from service under Section 409A.

(d) “Retire” or “Retirement”. A Participant shall be deemed to have retired from the Company upon his or her resignation from employment with the Company either (i) after the age of fifty-five (55) and the completion of ten (10) continuous years of service to the Company comprising at least twenty (20) hours per week or (ii) after the age of sixty (60) and the completion of five (5) continuous years of service to the Company comprising at least twenty (20) hours per week. For purposes of this Agreement and for the sake of clarity, subject to execution of a release of claims in a form acceptable to the Company, the Participant may seek to re-characterize any termination of employment initiated by the Company, or a subsidiary of the Company, that is not a “termination for Cause” as a voluntary termination by reason of Retirement, in which case the Participant shall not be entitled to receive any severance or other benefits that would have otherwise been provided by the Company to the Participant pursuant to any agreement between the Company and the Participant or any Company policy. Any such determination shall be made by the Committee in its sole discretion.
6. Restrictions on Transfer.

The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any RSUs, or any interest therein, except by will or the laws of descent and distribution.

7. Provisions of the Plan.

This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

8. Dividends; Other Corporate Transactions.

(a) If at any time during the period between the Award Date and the date that Shares are delivered after the RSU vests, the Company pays a dividend or other distribution with respect to its Common Stock, including without limitation a distribution of shares of the Company’s stock by reason of a stock dividend, stock split or otherwise, then on the date the Shares issuable upon vesting of the RSU are delivered, the Company shall pay the Participant, at the time of delivery of the Shares pursuant to Section 4, the dividend or other distribution that would have been paid on such Shares if the Participant had owned such Shares during the period beginning on the Award Date and ending on the respective delivery date. No dividend or other distribution shall be paid with respect to RSUs that are forfeited.

(b) In the event of a Reorganization Event, then the rights of the Company under this Agreement and all other terms of this Agreement (including without limitation vesting

Exhibit 10.46
provisions) shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Shares. Such cash, securities or other property shall be delivered or paid at the time provided in Section 4.

(c) Except as set forth in Section 8(a) or (b) above and in the Plan, neither the Participant nor any person claiming under or through the Participant shall be, or have any rights or privileges of, a stockholder of the Company in respect of the Shares issuable pursuant to the RSUs granted hereunder until the Shares have been delivered to the Participant.

9. Withholding Taxes; No Section 83(b) Election.

(a) The Participant expressly acknowledges that the delivery of Shares to the Participant will give rise to "wages" subject to withholding. Unless the Participant provides notice to the Company prior to the delivery of the Shares that the Participant will make payment to the Company on the date of delivery to satisfy all required withholding taxes, the Participant hereby authorizes the Company to hold back from the shares to be delivered pursuant to Section 4 of this Agreement that number of shares calculated to satisfy all such federal, state, local or other applicable taxes required to be withheld in connection with such delivery of Shares; provided, however, that the total tax withholding where Shares are being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such wages).

(b) The Participant acknowledges that no election under Section 83(b) of the Code may be filed with respect to this Award.

10. No Right To Employment or Other Status. The grant of an award of RSUs shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with the Participant free from any liability or claim under the Plan or this Agreement, except as expressly provided herein.

11. Conflicts With Other Agreements. In the event of any conflict or inconsistency between the terms of this Agreement and any employment, severance or other agreement between the Company and the Participant, the terms of this Agreement shall govern.

12. Governing Law. Except as provided in Addendum A, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to any applicable conflicts of laws and in the event of a dispute related to or arising out of this Agreement, the parties submit to the exclusive jurisdiction and venue of the Delaware federal and Chancery Courts.

13. Unfunded Rights. The right of the Participant to receive Common Stock pursuant to this Agreement is an unfunded and unsecured obligation of the Company. The Participant shall have

Exhibit 10.46
no rights under this Agreement other than those of an unsecured general creditor of the Company.

14. Compliance with Section 409A of the Code. This Agreement is intended to provide for deferred compensation that is exempt from or compliant with Section 409A and shall be interpreted consistently with such intent. Accordingly, the Participant shall have no right to designate the taxable year of payment. Notwithstanding any other provision of this Agreement, if and to the extent any portion of any payment under this Agreement to the Participant is payable upon his or her separation from service and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six (6) months plus one (1) day after the date of “separation from service”, except as Section 409A may then permit.

The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.

15. Clawback. In accepting this Award, the Participant expressly agrees to be bound by, and subject to, the following clawback policy and any clawback policy that the Company has in effect or may adopt in the future:

(a) The Award is intended to align the Participant’s long-term interests with those of the Company. Accordingly, subject to Addendum A and unless otherwise expressly provided in the Plan or any other applicable agreement, plan, or policy, and to the extent permitted by applicable law, the Company may terminate any unsettled RSUs, whether vested or unvested (“Termination”), recapture any Shares acquired pursuant to the RSUs (“Recapture”), or require the Participant to reimburse the Company for any and all amounts realized from the acquisition or disposition of Shares acquired pursuant to the RSUs (“Reimbursement”), upon the occurrence of any of the following events (collectively, the “Conditions”):

(i) the Participant has engaged in misuse of the Company’s confidential information and/or conduct in breach of any (A) confidentiality obligation to the Company under any agreement between the Company and the Participant, or any policy or plan of the Company, including but not limited to, the Company’s standard form of Information and Invention Agreement applicable to such Participant, or (B) applicable noncompetition or nonsolicitation obligation to the Company under any applicable agreement between the Company and the Participant, or any policy or plan of the Company, including but not limited to the Company’s standard form of Noncompetition Agreement applicable to such Participant;

(ii) the Participant has been terminated for willfully engaging in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company (“Cause”). For purposes of the foregoing, no act or failure to act by the Participant shall be considered “willfull” unless it is done or omitted to be done, in bad faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company; or

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(iii) during his or her employment, the Participant (A) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is against the interest of the Company or one of its Affiliates; or (B) has engaged in activities that are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty.

For purposes of this Section 15, “RSU Benefits” shall mean any and all amounts realized from the acquisition or disposition of Shares acquired pursuant to the RSUs, including any sales proceeds, dividends and/or dividend equivalents.

(b) Prior to the issuance of any Shares upon settlement of vested RSUs pursuant to this Agreement, the Participant shall, if requested in writing by the Company, certify on a form acceptable to the Company that the Participant is in compliance with the terms and conditions of this Agreement and with the obligations contained in the Plan, or any other relevant agreement, plan, or contract listed in Section 15(a).

(c) Within ten (10) calendar days after receiving notice from the Company of any such activity described in Section 15(a) of this Agreement, the Participant shall either deliver to the Company the applicable Shares or make a cash payment to the Company equal to the RSU Benefits. For purposes of the Company's exercise of its Recapture and/or Reimbursement rights hereunder, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant's behalf, to any brokerage firm and/or third-party administrator engaged by the Company to hold Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.

(d) Notwithstanding the foregoing provisions of this Section 15, the Company may, in its sole and absolute discretion, choose to refrain from exercising its rights of Termination, Recapture and/or Reimbursement with respect to any particular act of the Participant or with respect to any other participant in the Plan, and its determination to refrain from exercising such rights shall not in any way reduce or eliminate the Company’s authority to exercise its rights of Termination, Recapture and/or Reimbursement with respect to any other act of the Participant. Nothing in this Section 15 shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate the Conditions, other than any obligations that are part of any applicable separate agreement between the Company and the Participant or that arise under applicable law.

(e) Notwithstanding anything to the contrary in the Plan or this Agreement, the Company shall not seek to exercise its rights of Termination, Recapture or Reimbursement relating to any RSUs that were vested and settled more than twelve (12) months prior to the date of the Participant's act or omission set forth in Section 15(a). All RSUs shall be subject to the Company's rights of Termination, Recapture and/or Reimbursement to the extent required by applicable law, including but not limited to Section 10D of the Securities Exchange Act of 1934.

16. Affirmative Acceptance of Award. As a condition to the grant of this Award, the Participant must affirmatively accept this Award and Agreement by logging onto Fidelity’s

Exhibit 10.46
website at www.netbenefits.fidelity.com and completing the acceptance procedures reflected therein by no later than one day prior to the First Vesting Date (the “Award Acceptance Deadline”). If the Participant fails to accept this Award and Agreement by the Award Acceptance Deadline, this Award automatically will be forfeited and immediately terminate without any further action by the parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THERMO FISHER SCIENTIFIC INC.

By:___________________________
Title:_______________________
Address: _________________
_________________

______________________________

_____________________________
[Name of Participant]

Address: _________________
_________________

Exhibit 10.46
Addendum A

1. Massachusetts.

For Participants domiciled in the State of Massachusetts, the following language shall be added to Section 15(a)(i) of this Agreement:

Notwithstanding Section 12 of this Agreement, for any Termination, Recapture, and/or Reimbursement that is based, in whole or in part, on the Participant’s breach of a noncompete agreement or nonsolicitation obligation, such disputes shall be governed by and interpreted in accordance with the laws of the State of Massachusetts, and any dispute arising out of the Agreement shall be asserted exclusively in the federal or state courts located in or covering the county in which the employee resides within the State of Massachusetts, and the Parties hereby submit to the personal jurisdiction and venue of those state and federal courts.

2. California.

For Participants domiciled in the State of California, Section 15(a)(i)(B) of this Agreement shall not apply except to the extent a noncompetition and/or non-solicitation agreement exists and is subject to California Business & Professions Code section 16601 et seq.

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